NEWS RELEASE
PAR PACIFIC HOLDINGS ANNOUNCES HAWAII PRODUCTION REDUCTIONS AND TURNAROUND DEFERRAL

HOUSTON, March 24, 2020 - Par Pacific Holdings, Inc. (NYSE: PARR) (“Par Pacific”) today announced that in response to reduced refined product demand in Hawaii resulting from COVID-19, it has decreased throughput rates for its Hawaii refinery. The proposed reduction permits Par Pacific to maintain an ample supply of refined product to satisfy Hawaii’s refined product needs. In addition, Par Pacific intends to defer the turnaround of its Hawaii refinery until the third quarter of 2020.

About Par Pacific
Par Pacific Holdings, Inc. (NYSE: PARR), headquartered in Houston, Texas, owns and operates market-leading energy and infrastructure businesses. Par Pacific's strategy is to acquire and develop energy and infrastructure businesses in logistically complex markets. Par Pacific owns and operates one of the largest energy networks in Hawaii with 148,000-bpd of combined refining capacity, a logistics system supplying the major islands of the state and 91 retail locations. In the Pacific Northwest and the Rockies, Par Pacific owns and operates 60,000-bpd of combined refining capacity, related multimodal logistics systems and 33 retail locations. Par Pacific also owns 46% of Laramie Energy, LLC, a natural gas production company with operations and assets concentrated in Western Colorado.

Forward Looking Statements

This news release contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, which are intended to be covered by the safe harbors created thereby. Words and phrases such as “is anticipated,” “is estimated,” “is expected,” “is planned,” “is scheduled,” “is targeted,” “believes,” “continues,” “intends,” “will,” “would,” “objectives,” “goals,” “projects,” “efforts,” “strategies” and similar expressions are used to identify such forward-looking statements. However, the absence of these words does not mean that a statement is not forward-looking. Forward-looking statements included in this news release are based on management’s expectations, estimates and projections as of the date they are made. These statements are not guarantees of future performance and you should not unduly rely on them as they involve certain risks, uncertainties and assumptions that are difficult to predict. Therefore, actual outcomes and results may differ materially from what is expressed or forecast in such forward-looking statements. Factors that could cause actual results or events to differ materially from those described in the forward-looking statements include fluctuations in crude oil, and refined product prices, and petrochemical and refining margins; unexpected changes in costs for constructing, modifying or operating our facilities; unexpected difficulties in manufacturing, refining or transporting our products; lack of, or disruptions in, adequate and reliable transportation for our crude oil and refined products; potential liability from litigation or for remedial actions, including removal and reclamation obligations under environmental regulations; limited access to capital or significantly higher cost of capital related to illiquidity or uncertainty in the domestic or international financial markets; potential disruption of our operations due to accidents, weather events, including as a result of climate change, terrorism or cyberattacks; general economic and political developments including: armed hostilities; expropriation of assets; changes in governmental policies relating to crude oil or refined petroleum products pricing, regulation or taxation; and other political, economic or diplomatic developments, including those caused by public health issues and outbreaks; the impact of adverse market conditions or other similar risks to those identified herein affecting Par Pacific; and other economic, business, competitive and/or regulatory factors affecting Par Pacific’s businesses generally as set forth in our filings with the Securities and Exchange Commission. Par Pacific is under no obligation (and expressly disclaims any such obligation) to update or alter its forward-looking statements, whether as a result of new information, future events or otherwise.

Investor Contact:
Suneel Mandava
Senior Vice President, Finance
(713) 969-2136
Smandava@parpacific.com

###